Exhibit 99.1

iMergent Provides Update on California Action

Orem, Utah, -iMergent, Inc. (AMEX:IIG), reported today that the Court of Appeal of the State of California entered an order affirming a preliminary injunction entered against the Company. The injunction entered August 30, 2007 prohibits the Company from engaging in sales with an initial required consideration exceeding $500.00 without first registering under the California Seller Assisted Marketing Plans Act (“SAMP Act”).  The State of California, in its law suit also contended the Company violated Consumer Protection Laws and mailed solicitations which are in violation of California Statutes.

The Company had previously announced it held preview sessions in California featuring the company's StoresOnline® Express business model.  At the preview session the price of software sold is less than $500.00. The Company also contends that subsequent sales at a full-day workshop where attendees are offered the opportunity to upgrade to StoresOnline Pro software would be neither a violation of the injunction nor the SAMP Act.  The State contends the upgrade sale is a violation of both the injunction and the SAMP Act.  The Appeals Court has not ruled on that issue.

Jeff Korn, iMergent general counsel said, "We are reviewing the ruling with our counsel.  We do not believe the ruling impacts sales of Express.  We believe, under any circumstances, that a global settlement of all issues is in the best interest of the parties and our shareholders.  We have been diligently negotiating with the State and believe we are close to a settlement which will address our ability to sell in California, as well as all other issues in the litigation.”

Steven G. Mihaylo, iMergent’s chief executive officer said, “We look forward to finding a resolution to all issues in California.  The best solution however to this action and all inquiries from regulators is the changes we are implementing in our business model, particularly in reaching more highly qualified prospects as well as limiting sales efforts in markets with less qualified prospects.  We are continuing to review all aspects of our business and we will always strive to make improvements in our presentations and practices.”

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers website development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs as well as offers StoresOnline Express for sale.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and sell upgrades to StoresOnline Pro and StoresOnline Platinum. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements.  The words, "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements.  Specific forward-looking statements in this press release include information relating to sales of the Express software, negotiations with the State of California and being close to settlement, reaching more highly qualified prospects as well as limiting sales efforts in markets with less qualified prospects, review all aspects of the business, and improvements in presentations and practices.  You are cautioned not to place undue reliance on our forward-looking statements.  We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.

Contact

iMergent, Inc.

Steven G. Mihaylo, CEO, 801-431-4695 or 775-530-3955

Stevemihaylo@imergentinc.com